Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated November 15, 2005, in the Registration Statement Form S-1 and related Prospectus of Eagle Test Systems, Inc dated September 5, 2006.
/s/ Ernst & Young LLP
Chicago, Illinois
August 31, 2006